Exhibit 99.10

ORGANOGENESIS INC.

Special Meeting of Stockholders Proxy Card

The Board of Directors of Organogenesis Inc. recommends a vote FOR the adoption of the following proposals:

1.                                      To adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 17, 2018, by and among Avista Healthcare Public Acquisition Corp. (“AHPAC”), Avista Healthcare Merger Sub, Inc. (“AHPAC Merger Sub”) and Organogenesis Inc. (“Organogenesis”), and the transactions contemplated thereby, and approve the merger of AHPAC Merger Sub with and into Organogenesis, with Organogenesis surviving the merger as a wholly owned subsidiary of AHPAC.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2.                                      To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The undersigned stockholder of Organogenesis acknowledges receipt of the Company’s Joint Proxy Statement/Prospectus, and does hereby appoint Gary S. Gillheeney, Sr., Timothy M. Cunningham and Lori Freedman, or any of them acting singly, as the attorneys and proxies of the undersigned, with full power of substitution, to vote, on behalf of the undersigned, all of the shares of common stock of Organogenesis held of record by the undersigned on November 19, 2018, at the Company’s Special Meeting of Stockholders to be held at 9:00 a.m. Eastern time, on December 10, 2018 at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210 and at all adjournments or postponements thereof, in the manner directed by the undersigned stockholder hereby revoking any proxy heretofore given with respect to such shares.

Proxies must be received by 5:00 p.m. on December 8, 2018 in order to be counted for purposes of the Special Meeting of Stockholders unless waived by Organogenesis.  Signed and completed proxies should be (i) mailed to Organogenesis Inc. c/o Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, Attn: William R. Kolb or (ii) sent electronically via email to William R. Kolb at WKolb@foleyhoag.com.

PLEASE INDICATE YOUR VOTE, SIGN AND MAIL THIS PROXY TODAY USING THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature:	Signature (joint owner):

Name:	Name:

Date:	Date:

Address:	Address: